Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements of Bed Bath & Beyond, Inc. listed below, and the related prospectus materials, of our report dated June 24, 2026, relating to the financial statements of Southwind Building Products, LLC as of December 31, 2025 and for the year then ended, included as Exhibit 99.6 to Bed Bath & Beyond, Inc.’s Current Report on Form 8-K filed on August 4, 2026.

Registration Statements:

Form S-3, Registration No. 333-207141
Form S-3, Registration No. 333-280076
Form S-3, Registration No. 333-290763
Form S-8, Registration No. 333-123540
Form S-8, Registration No. 333-124441
Form S-8, Registration No. 333-160512
Form S-8, Registration No. 333-162674
Form S-8, Registration No. 333-181422
Form S-8, Registration No. 333-184344
Form S-8, Registration No. 333-203175
Form S-8, Registration No. 333-203176
Form S-8, Registration No. 333-256179
Form S-8, Registration No. 333-273751
Form S-8, Registration No. 333-280078
Form S-8, Registration No. 333-291553
Form S-8, Registration No. 333-294221

We also consent to the reference to our firm under the caption “Experts” in the applicable registration statements and related prospectus materials, solely to the extent such reference relates to our report on the Southwind Building Products, LLC financial statements described above.

/s/ Estes & Walcott, Certified Public Accountants
Dalton, Georgia
August 4, 2026